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No. W _______________________                           VOID AFTER _______, 2003

______ WARRANTS

                    REDEEMABLE COMMON STOCK PURCHASE WARRANT
                CERTIFICATE TO PURCHASE ONE SHARE OF COMMON STOCK


                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                       EXERCISABLE FROM ___________, 1999
                      UNTIL 5:00 P.M. (EST) _________, 2003



                                                               CUSIP 46017R 11 2



           THIS WARRANT CERTIFICATE CERTIFIES THAT, FOR VALUE RECEIVED

     ___________ or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value (the "Common Stock"), of International Plastic Technologies, Inc., a Delaware corporation (the "Company"), at any time from _______, 1999 (the "Initial Warrant Exercise Date") and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Exercise Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.00, subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated as of _______, 1998, among the Company, Network 1 Financial Securities, Inc. (the "Representative") and the Warrant Agent (the "Warrant Agreement").

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.



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     Each Warrant represented hereby is exercisable at the option of the
Registered Holder, but no fractional shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York City time) on ________, 2003; provided, that if such date is not a business day, it shall mean 5:00 p.m., New York City time, on the next following business day. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the securities issuable upon exercise of the Warrants represented hereby and such registration statement has been declared and shall remain effective and shall be current, and such securities have been registered or qualified or be exempt under the securities laws of the state or other jurisdiction of residence of the Registered Holder and the exercise of the Warrants represented hereby in any such state or other jurisdiction shall not otherwise be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon the presentment and payment of any tax or other charge imposed in connection therewith or incident thereto for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, at any time commencing _______, 1999, provided that the closing bid quotations of the Common Stock as reported on The NASDAQ SmallCap Market or the Boston Stock Exchange, if traded thereon, or if not traded thereon, the closing sale price if listed on a national or regional securities exchange (or other reporting system that provides last sale prices), shall have for a period of any 20 trading

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days within a period of 30 consecutive trading days ending on the 15th day prior to the date on which the Company gives the Notice of Redemption (as defined below) exceeds 150% of the then Exercise Price, subject to the right of the Registered Holder to exercise such Warrants prior to redemption. Notice of redemption (the "Notice of Redemption") shall be given by the Company no less than 30 days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no right with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

     Under certain circumstances described in the Warrant Agreement, the Representative shall be entitled to receive as a solicitation fee an aggregate of 5% of the Exercise Price of the Warrants represented hereby.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.



                                        3

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     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated  ______________

SEAL                                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.



                                        By: ____________________________________
                                               Andrew Franzone
                                               Chief Executive Officer



                                        By: ____________________________________
                                               Harry Goodman
                                               Secretary

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER
  & TRUST COMPANY,
     as Warrant Agent


By:____________________________________
           Authorized Officer



                                        4

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                                  EXERCISE FORM

                     To Be Executed by the Registered Holder
                          in order to Exercise Warrant


     The undersigned Registered Holder hereby irrevocably elects to exercise ___________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of


                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------
                     (please print or type name and address)

and be delivered to

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------
                     (please print or type name and address)

and if such number of exercised Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1. If the exercise of this Warrant was solicited by Network 1 Financial Securities, Inc., please check the following box. |_|

2.   The exercise of this Warrant was solicited by

     ------------------------------------------------------------------------



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3.   If the exercise of this Warrant was not solicited, please check the

     following box. |_|


Dated: ___________________________               X______________________________

----------------------------------

----------------------------------
           Address



----------------------------------
Social Security or Taxpayer
Identification Number



----------------------------------
Signature Guaranteed


                                        2

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                                   ASSIGNMENT


                     To be Executed by the Registered Holder
                           in Order to Assign Warrants



FOR VALUE RECEIVED, __________________, hereby sells, assigns and transfers unto


                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------
                     (please print or type name and address)


______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ________________________________ as its/his/her attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



Dated: _____________________                     x______________________________
                                                        Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.